Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 23, 2002 relating to the consolidated financial statements and consolidated financial statement schedule, which appears in EMC Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.

                      /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 27, 2002